UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2025

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, at the 2025 annual meeting of shareholders (the “Annual Meeting”), the shareholders of Reinsurance Group of America, Incorporated (the “Company”), upon recommendation of the Board of Directors, approved (i) an amendment and restatement of the Company’s Flexible Stock Plan (the “Flexible Stock Plan”) and (ii) an amendment and restatement of the Company’s Phantom Stock Plan for Directors (the “Phantom Plan” and together with the Flexible Stock Plan, the “Equity Plans”). Among other things, the amendments increase the number of shares authorized for issuance as follows:

Plan	Share increase	Total shares available
Flexible Stock Plan	1,200,000	17,660,077
Phantom Plan	50,000	205,000

The amendment and restatement of the Equity Plans will not affect any award previously made to the chief executive officer, the chief financial officer or any other named executive officer of the Company under the Equity Plans, nor under any other compensatory plan, contract or arrangement covering any such person.

The Equity Plans, as proposed to be amended and restated, are described in greater detail in proposals three and four on pages 3 through 19 in the Company’s Proxy Statement, dated April 10, 2025, for the Annual Meeting (“Proxy Statement”) filed with the Securities and Exchange Commission on that date. The descriptions of the amended and restated Equity Plans contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Flexible Stock Plan (as amended and restated) and the Phantom Plan (as amended and restated), copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 21, 2025. The number of shares of common stock of the Company represented at the Annual Meeting, in person or by proxy, was 60,669,679 shares, or approximately 92% of the outstanding voting shares of the Company.

At the Annual Meeting, the Company’s shareholders were asked to vote on the election of eleven directors and the four other proposals described below, and the votes were cast as follows:

1. Election of the following directors for terms expiring in 2026 or until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Pina Albo	57,333,482	486,733	30,968	2,818,496
Michele Bang	57,764,916	56,577	29,690	2,818,496
Tony Cheng	57,801,196	17,703	32,284	2,818,496
John J. Gauthier	57,352,980	466,346	31,857	2,818,496
Patricia L. Guinn	57,790,438	29,782	30,963	2,818,496
Hazel M. McNeilage	57,249,434	572,351	29,398	2,818,496
Stephen O’Hearn	57,731,140	89,771	30,272	2,818,496
Alison Rand	57,803,426	16,392	31,365	2,818,496
Shundrawn Thomas	56,726,160	1,094,471	30,552	2,818,496
Khanh T. Tran	57,801,918	17,266	31,999	2,818,496
Steven C. Van Wyk	57,045,585	775,537	30,061	2,818,496

2. Advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Withheld	Broker Non-Votes
54,569,621	3,235,999	45,563	2,818,496

3. To approve the Amended & Restated Flexible Stock Plan:

For	Against	Withheld	Broker Non-Votes
54,336,835	3,472,781	41,567	2,818,496

4. To approve the Amended & Restated Phantom Stock Plan for Directors:

For	Against	Withheld	Broker Non-Votes
57,549,106	271,540	30,537	2,818,496

5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025:

For	Against	Withheld	Broker Non-Votes
57,837,848	2,788,578	43,253	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

10.1	Amended and Restated Reinsurance Group of America, Incorporated Flexible Stock Plan, effective May 21, 2025.

10.2	Amended and Restated Reinsurance Group of America, Incorporated Phantom Stock Plan for Directors, effective May 21, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL) to the exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 21, 2025	By:	/s/ Axel André
Axel André
Executive Vice President and Chief Financial Officer